EXHIBIT 10.1

FIRST AMENDMENT

This FIRST AMENDMENT, dated as of April 15, 2009 (this “Amendment”), amends that certain CREDIT AGREEMENT, dated as of October 23, 2007 (the “Credit Agreement”), among PACIFICORP, an Oregon corporation (“Borrower”), the banks listed on the signature pages thereto (the “Banks”), THE ROYAL BANK OF SCOTLAND PLC, as Syndication Agent and UNION BANK, N.A., (formerly known as Union Bank of California, N.A.), as administrative agent for the Banks (in such capacity, the “Administrative Agent”).  Capitalized terms used but not otherwise defined herein have the respective meanings given to them in the Credit Agreement.

WHEREAS, the parties hereto have agreed to amend the Credit Agreement in certain respects as more fully set forth below;

NOW, THEREFORE, the parties hereto hereby agree as follows:

Section 1                         AMENDMENTS.  Subject to satisfaction of the conditions in Section 2, the Credit Agreement is amended as follows:

Section 1.1                      Addition of Definitions.  Section 1.01 is amended by adding the following definitions in proper alphabetical order:

“Designated Bank” means a Defaulting Bank or a Downgraded Bank.

“Defaulting Bank” means any Bank that (a) has not made available to the Administrative Agent such Bank’s ratable portion of a requested borrowing or has not reimbursed an Issuing Bank for such Bank’s pro rata share of the amount of a payment made by such Issuing Bank under a Letter of Credit, in each case within three Domestic Business Days after the date due therefor in accordance with Section 2.04 or Section 2.17, as applicable; (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its obligations under Section 2.04 or Section 2.17; or (c) is the subject of a bankruptcy, insolvency or similar proceeding.  A Bank shall not be a Defaulting Bank solely by virtue of the ownership or acquisition of an equity interest in such Bank or its parent company by a governmental authority or instrumentality thereof.

“Downgraded Bank” means any Bank that (a) has a non-investment grade rating from Moody’s, S&P or another nationally recognized rating agency or (b) is a Subsidiary of a Person that is the subject of a bankruptcy, insolvency or similar proceeding.

Section 1.2                      Amendment to Section 2.17(a).  Section 2.17(a) is hereby amended by deleting the phrase “provided that, immediately after each Letter of Credit is issued (i) the Total Outstanding Amount shall not exceed the Total Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $200,000,000” in its entirety and substituting therefor the new phrase “provided that no Defaulting Bank shall then exist (unless such Defaulting Bank’s pro rata share (based on the ratio of such Defaulting Bank’s Commitment to the Total Commitment) of the Letter of Credit Liabilities has been cash collateralized by the Borrower (pursuant to documentation satisfactory to the Issuing Banks, the Administrative Agent and the Borrower)); and provided further that, immediately after each Letter of Credit is issued (i) the Total Outstanding Amount shall not exceed the Total Commitment and (ii) the aggregate amount of the Letter of Credit Liabilities shall not exceed $200,000,000”.

Section 1.3                      Amendment to Section 2.17(b).  The following subsection (v) is added to Section 2.17(b):

(v)           If a Bank at any time becomes a Defaulting Bank and there are outstanding Letter of Credit Liabilities at such time, then the Borrower shall promptly (and in any event within three Domestic Business Days of request therefor from any Issuing Bank) provide cash collateral to the Administrative Agent in an amount equal to the aggregate amount of such Defaulting Bank’s participation in such Letter of Credit Liabilities pursuant to documentation satisfactory to the Administrative Agent, the Issuing Banks and the Borrower, which cash collateral shall secure such Defaulting Bank’s contingent obligations to the Issuing Banks in respect of such Letter of Credit Liabilities.  If the circumstances giving rise to the requirement that the Borrower provide cash collateral pursuant to this Section 2.17(b)(v) cease to exist, then the Administrative Agent shall promptly return such cash collateral to Borrower.

Section 1.4                      Amendment to Section 8.06.    Section 8.06 is hereby amended by adding “(a)” before the existing text.

Section 8.06 is hereby further amended by adding the following subsection (b):

(b)           At any time a Bank is a Designated Bank, the Borrower may terminate in full the Commitment of such Designated Bank by giving notice to such Designated Bank and the Administrative Agent (which notice shall specify the effective date of such termination); provided, that (i) at the time of such termination, no Event of Default exists; (ii) concurrently with such termination, the Borrower shall prepay all outstanding Loans of such Designated Bank together with accrued interest thereon and accrued fees and any other amounts payable for the account of such Designated Bank hereunder; and (iii) if, on the effective date of such termination, any Letter of Credit is outstanding, the conditions specified in Section 3.02 would be satisfied (after giving effect to such termination) were each such Letter of Credit issued on such date.  Upon satisfaction of the conditions specified in the foregoing clauses (i), (ii) and (iii), the Commitment of such Designated Bank shall terminate on the effective date specified in such notice, its participation in the Letter of Credit Liabilities shall terminate on such effective date and the participations of the other Banks in the Letter of Credit Liabilities shall be redetermined as of such termination date as if the outstanding Letters of Credit had been issued and the Reimbursement Obligation had been paid or satisfied on such termination date.  The termination of the Commitment of a Designated Bank pursuant to this Section 8.06(b) shall not be deemed to be a waiver of any right that the Borrower, the Administrative Agent, any Issuing Bank or any other Bank may have against such Designated Bank.

Section 2                        CONDITION PRECEDENT.     This Amendment shall become effective as of the date hereof when the Administrative Agent has received counterparts hereof signed by itself, the Borrower, the Issuing Banks and the Required Banks.

Section 3                         REPRESENTATIONS AND WARRANTIES OF THE BORROWER.     The Borrower represents and warrants as follows:

Section 3.1                      Corporate Authority; No Conflict.    The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Credit Agreement as amended by this Amendment (the “Amended Credit Agreement”), are within the Borrower’s corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action, and do not and will not (i) violate (A) the articles of incorporation or by-laws (or comparable documents) of the Borrower or any of its Consolidated Subsidiaries, (B) any applicable Law or (C) any provision of any material contract, agreement, indenture or instrument to which the Borrower or any of its Consolidated Subsidiaries is a party or by which any of its or their respective properties is bound, (ii) be in conflict with, or result in a breach of or constitute a default under, any contract, agreement, indenture or instrument referred to in the preceding subclause (i)(C), (iii) result in the creation or imposition of any Lien on the property of the Borrower or any of its Consolidated Subsidiaries not permitted under Section 5.06, or (iv) give to any Person rights to cancel, terminate or suspend performance of its obligations to the Borrower or any of its Consolidated Subsidiaries under, or accelerate payment of amounts owed by the Borrower or any of its Consolidated Subsidiaries to others under, any of the foregoing, in the case of any of the foregoing subclauses other than subclause (i)(A), that would reasonably be expected to have a material adverse effect on the ability of the Borrower to meet its commitments hereunder. This Amendment has been duly executed and delivered by the Borrower.

Section 3.2                      Regulatory Approval.     The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment and the Amended Credit Agreement, do not and will not require any registration with, consent or approval of, notice to, or other action to, with or by, any governmental authority, regulatory body or any other Person, except for (i) such filings as may be required by federal or state securities laws (which filings (to the extent so required) have been made and true and complete copies of which have been delivered to the Administrative Agent) and (ii) other filings, authorizations, consents and approvals, all of which have been made or obtained or the absence of which would not reasonably be expected to have a material adverse effect on the ability of the Borrower to meet its commitments hereunder.

Section 3.3                      Enforceable Agreement.       Each of this Amendment and the Amended Credit Agreement constitutes a legal, valid and binding agreement of the Borrower, enforceable against the Borrower in accordance with its terms, except for bankruptcy and similar laws affecting the enforcement of creditors’ rights generally and for the application of general equitable principles.

Section 3.4                      Material Adverse Effect; Event of Default.     (i) There has since December 31, 2008, been no change in the business, financial position or results of operations of the Borrower which would materially adversely affect the ability of the Borrower to meet its commitments under the Credit Agreement, as amended, and (ii) no Default or Event of Default has occurred and is continuing.

Section 4                          MISCELLANEOUS.

Section 4.1                      Continuing Effectiveness.      Except as expressly set forth herein, the Credit Agreement shall remain in full force and effect and is ratified, approved and confirmed in all respects.  The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Banks, the Administrative Agent or the Issuing Banks under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

Section 4.2                      Reference to and Effect on the Credit Agreement.      Upon the effectiveness of this Amendment: (a) each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

Section 4.3                      Execution in Counterparts.       This Amendment may be executed in as many counterparts as may be deemed necessary or convenient, and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed an original but all such counterparts shall constitute but one and the same agreement.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or other electronic transmission (including by “PDF”) shall be effective as delivery of a manually executed counterpart of this Amendment.

Section 4.4                      Governing Law.      THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

Section 4.5                      Successors and Assigns.       This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

[Signature pages follow.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

PACIFICORP,
as Borrower

By:     ___________________________________________
           Name:
           Title:

THE ROYAL BANK OF SCOTLAND
PLC,
as a Bank

By:     ___________________________________________
           Name:
           Title:

UNION BANK, N.A., (formerly known as Union Bank of California, N.A.), as Administrative Agent and as a Bank

By:     ___________________________________________
           Name:
           Title:

BANK OF AMERICA, N.A.,
as a Bank

By:     ___________________________________________
           Name:
           Title:

BARCLAYS BANK PLC,
                                as a Bank

By:          _________________________________________
Name:
Title:

CITIBANK, N.A.,
                                as a Bank

By:          _________________________________________
Name:
Title:

JPMORGAN CHASE BANK, N.A.,
as a Bank

By:          _________________________________________
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.,
as a Bank

By:          _________________________________________
Name:
Title:

SUNTRUST BANK,
as a Bank

By:          _________________________________________
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD., NEW YORK BRANCH,
as a Bank

By:          _________________________________________
Name:
Title:

WELLS FARGO BANK NATIONAL
ASSOCIATION,
as a Bank

By:          _________________________________________
Name:
Title:

WILLIAM STREET COMMITMENT CORPORATION (Recourse only to assets of William Street Commitment Corporation), as a Bank

By:          _________________________________________
Name:
Title:

By:          _________________________________________
Name:
Title: